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                                                                   EXHIBIT 10.14

                               VISTEON CORPORATION

                           DEFERRED COMPENSATION PLAN

                           FOR NON-EMPLOYEE DIRECTORS

SECTION 1.        EFFECTIVE DATE

         The Board of Directors of Visteon Corporation have adopted this Deferred Compensation Plan, effective October 11, 2000, for the benefit of the non-employee directors of Visteon Corporation.

SECTION 2.        DEFINITIONS

         When used herein the following words and phrases shall have the meanings set forth below unless the context clearly indicates otherwise:

         (a) "Account" means the recordkeeping account maintained by the Company in the name of the Participant. An Account is established for record keeping purposes only and not to reflect the physical segregation of assets on the Participant's behalf, and may consist of such subaccounts or balances as the Committee may determine to be necessary or appropriate, including the following:

                  1. "Voluntary Deferral Subaccount" means the Visteon Stock Units that are credited to the Participant's Account as a result of the Participant's election to make Voluntary Deferrals.

                  2. "Restricted Stock Subaccount" means the Visteon Stock Units that are credited to the Participant's Account as a result of the Participant's election to make Restricted Stock Deferrals.

                  3. "Dividend Subaccount" means the Visteon Stock Units that are credited to the Participant's Account as a result of deemed dividends on Visteon Stock Units credited to the Participant's Account.

         (b) "Administrative Committee" means the non-participating members of the Board.

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         (c)      "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as interpreted by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

         (e)      "Company" means Visteon Corporation, or any successor thereto.

         (f) "Company Stock" means the common stock of the Company, par value $1.00.

         (g)      "Exchange" means the New York Stock Exchange.

         (h) "Participant" means each member of the Board who is not a common-law employee of the Company.

         (i) "Plan" means the Visteon Corporation Deferred Compensation Plan for Non-Employee Directors, as amended from time to time.

         (j) "Plan Year" means the period beginning on the effective date of the Plan and ending on December 31, 2000, and thereafter, the twelve month period beginning on January 1 and ending December 31 of each year.

         (k) "Restricted Stock" means Company Stock that is awarded to the Participant under the Restricted Stock Plan or that would have been awarded under such plan but for the Participant's election to make Restricted Stock Deferrals.

         (l) "Restricted Stock Deferrals" means the Visteon Stock Units that are credited to a Participant's Restricted Stock Subaccount as a result of the Participant's election, pursuant to the Restricted Stock Plan, to receive Visteon Stock Units under this Plan in lieu of a grant of Restricted Stock under the Restricted Stock Plan.

         (m) "Restricted Stock Plan" means the Visteon Corporation Restricted Stock Plan for Non-Employee Directors, as amended and in effect from time to time.

         (n) "Visteon Stock Units" mean the hypothetical shares of Company Stock that are credited to a Participant's Account in accordance with Sections 4, 5 and 6.

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         (o)      "Voluntary Deferrals" mean cash remuneration that would
                  otherwise be paid to a Participant but that, in accordance with the Participant's election, is converted into Visteon Stock Units and credited to the Participant's Voluntary Deferral Subaccount.

SECTION 3.        ADMINISTRATION

         (a) General Authority. The Administrative Committee shall have the full power and discretionary authority to: (1) interpret and administer the Plan and any instrument relating to or made under the Plan; (2) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (3) make any other determination, and take any other action, that the Administrative Committee deems necessary or desirable for the administration of the Plan. The decisions and determinations of the Administrative Committee need not be uniform and may be made differently among Participants, and shall be final, binding and conclusive on all interested parties.

         (b) Recordkeeping. The Administrative Committee shall be responsible for maintaining all Accounts; provided that the Administrative Committee may in its discretion appoint or remove a third-party recordkeeper to maintain the Accounts as provided herein.

         (c) Effectiveness of Elections. Any elections or beneficiary designations made under this Plan shall be effective only upon the delivery of the appropriate form to the Secretary of the Company and its acceptance by the Administrative Committee.

SECTION 4.        VOLUNTARY DEFERRALS

         (a) Voluntary Deferrals. Each Participant may elect, in such form and manner specified by the Administrative Committee, to defer the receipt of any cash remuneration to be earned with respect to services to be performed as a non-employee member of the Board after the effective date of the election. Such election shall be irrevocable for the Plan Year for which it is made, and shall be

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                  effective on the first day of the Plan Year following its
                  acceptance by the Administrative Committee, provided that a Participant may elect within 30 days of first becoming a Participant to have an election take effect immediately with respect to any compensation that a Participant may receive in the future and as to which the Participant currently has no legal right or claim through the rendering of past services. An election shall continue in effect for subsequent Plan Years unless modified by the Participant in accordance with this
                  Section 4(a). A Participant may modify an existing election effective on the first day of the Plan Year following the date on which the revised election is accepted by the Administrative Committee.

         (b) Conversion to Visteon Stock Units. As of the last day of each month, all Voluntary Deferrals made by or on behalf of a Participant during that month shall be converted, for recordkeeping purposes, into whole and fractional Visteon Stock Units, with fractional units calculated to four decimal places, with the resulting Visteon Stock Units being credited to the Participant's Voluntary Deferral Subaccount. The conversion shall be accomplished by dividing each Participant's Voluntary Deferrals by the average of the high and low prices at which a share of Company Stock shall have been sold regular way on the Exchange on the last day of such month on which the Exchange is open to transact trades.

         (c) Vesting. Each Participant shall at all times be 100% vested in his or her Voluntary Deferral Subaccount.

SECTION 5.        RESTRICTED STOCK DEFERRALS

         (a) Restricted Stock Deferrals. The Restricted Stock Subaccount of a Participant who has made and has in effect an election to make Restricted Stock Deferrals shall be credited with a number of Visteon Stock Units equal to the number of shares of Restricted Stock that would otherwise have been issued to the Participant under the Restricted Stock Plan.

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         (b)      Vesting. A Restricted Stock Subaccount shall be subject to the same vesting standards as would have applied under the Restricted Stock Plan had the Participant elected to receive Restricted Stock under that plan rather than Visteon Stock Units under this Plan.

SECTION 6.        DIVIDEND EQUIVALENTS

         (a) Conversion to Visteon Stock Units. Any cash dividends that would have been payable in any month on the Visteon Stock Units credited to a Participant's Account had such units been actual shares of Company Stock shall be converted, for recordkeeping purposes, into whole and fractional Visteon Stock Units, with fractional units calculated to four decimal places, with the resulting Visteon Stock Units credited to the Participant's Dividend subaccount. The conversion shall be accomplished by dividing the Participant's deemed dividends for the month by the average of the high and low prices at which a share of Common Stock shall have been sold regular way on the Exchange on the last day of such month on which the Exchange is open to transact trades.

         (b) Vesting. Each Participant shall at all times be 100% vested in his or her Dividend Subaccount.

SECTION 7.        DISTRIBUTIONS

         (a) Distribution Election. Distribution of a Participant's vested Account shall be made or commence to be made on or about January 15 of the calendar year following the calendar year in which the Participant terminates service as a non-employee director of the Company in the form or forms of distribution elected by the Participant. The Participant may elect to have a distribution made either in (i) a single sum, or (ii) ten
                  (10) annual installments. Such election shall be irrevocable with respect to deferrals (and dividends thereon) for the Plan Year for which it is made, and shall be effective on the first day of the Plan Year following its acceptance by the Administrative Committee, provided that a Participant may elect within 30 days of first becoming a Participant to have an election take effect

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                  immediately with respect to any compensation that the
                  Participant has elected to defer. An election shall continue in effect for amounts deferred in subsequent Plan Years (and dividends thereon) unless modified by the Participant in accordance with this Section 7. A Participant may modify an existing election effective on the first day of the Plan Year following the date on which the revised election is accepted by the Administrative Committee, and such revised election shall apply to amounts deferred after the effective date of such election. A Participant who fails to make any distribution election shall be deemed to have elected the single sum payment option.

                  1. Single Sum Distribution. If the Participant has elected the single sum distribution option, the Company, in accordance with directions from the Administrative Committee, will distribute to the Participant shares of Company Stock equal to the number of Visteon Stock Units credited to the Participant's Account (and cash in lieu of any fractional unit) for which such election is in effect; provided that the Administrative Committee may direct that all or any part of the Participant's distribution be satisfied in cash rather than by a distribution of Company Stock, in which case the cash payment shall be determined by multiplying the number of Visteon Stock Units in the Participant's Account that are the subject of the cash payment by the average of the high and low prices at which a share of Company Stock shall have been sold regular way on the Exchange on the 5th trading day preceding the date on which distribution is made.

                  2. Installment Distributions. If the Participant has elected the installment distribution option, the first installment will be paid on or about January 15 of the calendar year following the calendar year in which the Participant terminates service as a non-employee member of the Board, and each subsequent installment will be paid on or about January 15 of each succeeding year during the installment period. The annual installment distribution amount for any year shall be initially determined on a share basis by dividing the number of Visteon Stock Units credited to

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                           the Participant's Account as of January 1 of the year
                           for which the distribution is being made and for which such an election is in effect by the number of installment payments remaining to be made, and then rounding the quotient obtained for all but the final installment to the next lowest whole number. The Company, in accordance with directions from the Administrative Committee, will distribute to the Participant shares of Company Stock equal to the number of Visteon Stock Units that are being redeemed as part of the installment (and cash in lieu of any fractional unit); provided that the Administrative Committee may direct that all or any part of the installment distribution be satisfied in cash rather than by a distribution of Visteon Stock, in which case the cash payment shall be determined by multiplying the number of Visteon Stock Units in the Participant's Account that are the subject of the cash payment by the average of the high and low prices at which a share of Company Stock shall have been sold regular way on the Exchange on the 5th trading day preceding the date on which distribution is made.

         (b) Securities Restrictions. With respect to any shares of Company Stock distributed to a Participant, the Participant will not sell or otherwise dispose of such Company Stock except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, which the Company may but shall not be required to file, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and a legend may be placed on the certificates for the Company Stock to such effect. In addition, in the event of any underwritten public offering of the Company's securities pursuant to an effective registration statement filed under the Act and upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of Company Stock (other than those included in the registration)

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                  acquired under this Plan without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

SECTION 8.        BENEFICIARY

         (a) Death Benefits. If a Participant dies before his or her entire Account has been distributed, then the remainder of the Participant's Account shall be distributed in a lump sum to the Participant's beneficiary as soon as practicable following the date of the Participant's death.

         (b) Designation of Beneficiary. Each Participant may designate one or more beneficiaries in such form and manner specified by the Administrative Committee, which beneficiary shall be entitled to receive the balance of the Participant's Account as provided under subsection (a) in the event of the Participant's death. The Participant may from time to time revoke or change the beneficiary without the consent of any prior beneficiary by filing a new designation with the Secretary of the Company. The last such designation received by the Secretary of the Company shall be controlling. If no beneficiary designation is in effect at the time the Participant dies, or if no designated beneficiary survives the Participant, the Participant's beneficiary shall be the Participant's estate.

SECTION 9.        SOURCE OF BENEFITS

         Benefits accumulated under the Plan shall constitute an unfunded, unsecured promise by the Company to provide such payments in the future, as and to the extent such amounts become payable. Benefits attributable to service as a non-employee member of the Board shall be paid from the general assets of the Company, and no person shall, by virtue of this Plan, have any interest in such assets, other than as an unsecured creditor of the Company.

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SECTION 10.       NON-ALIENATION

         Except as otherwise expressly provided by this Plan, neither the Participant nor his or her beneficiary or beneficiaries, including, without limitation, the Participant's executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits through the Participant under this Plan shall have any right to assign, transfer, pledge, hypothecate, sell, transfer, alienate and encumber or otherwise convey the right to receive any benefits hereunder, which benefits and the rights thereto are expressly declared to be nontransferable. The right to receive benefits under this Plan also shall not be subject to execution, attachment, garnishment, or similar legal, equitable or other process for the benefit of the Participant's or beneficiary's creditors. Any attempted assignment, transfer, pledge hypothecation or other disposition of the Participant's or beneficiary's rights to receive benefits under this Plan or the levy of any attachment, garnishment or similar process thereupon, shall be null and void and without effect.

SECTION 11.       CHANGE IN CONTROL

         In the event of a Change in Control of the Company, a Participant's Account shall be fully vested, notwithstanding any vesting schedule that would otherwise be applicable, and the value of the Participant's Account, determined as of the date of the Change in Control, shall be immediately paid to the Participant in a single sum cash payment, notwithstanding any prior distribution election made by the Participant. For purposes of this Section 11, the term "Change in Control" has the same meaning as in the Visteon Corporation Restricted Stock Plan for Non-Employee Directors.

SECTION 12.       DURATION OF PLAN

         Unless terminated earlier pursuant to Section 13, this Plan shall remain in effect during the term of service of the Participants and until the Account of each Participant has been distributed as provided herein.

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SECTION 13.       AMENDMENT AND TERMINATION

         The Board reserves the right to amend or terminate this Plan at any time; provided that the authority of the Administrative Committee to administer the Plan shall extend beyond the date of the Plan's termination; and provided further that no amendment or termination of the Plan shall adversely affect the rights of any Participant or beneficiary to benefits then accrued without the written consent of the affected Participant or beneficiary.

SECTION 14.       MISCELLANEOUS

         (a) Governing Law. This Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to conflict of law principles thereof.

         (b) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person, or under any law deemed applicable by the Administrative Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrative Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.

         (c) Successors and Assigns. The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

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